Exhibit 99.1

CannaKorp Launches Pod-Based, Herbal Vaporizer System In Arizona

Signs Strategic Partnership with Cultivator, Retailer and Wholesaler

STONEHAM, Mass., , Wednesday September 19th 2019 /PRNewswire/ --Target Group Inc. ("Target Group" or the "Company") (OTCQB: CBDY) and its subsidiary, CannaKorp™ Inc., the developers of the world's first pod-based, herbal vaporizer system, delivering unprecedented quality, convenience and consistency, announced today that it has entered into a definitive agreement for the distribution of its Wisp Vaporizer and Wisp Pods in Arizona. CannaKorp's newest go-to-market partner is Arizona's Nabis Holdings Inc. for the production and distribution of Wisp Pods and the sales of Wisp Vaporizers.

CannaKorp’s newly launched Wisp system is the world’s first single-use pod, herbal vaporizer system, a home appliance that ensures the finest experience in converting natural botanical and beneficial herbal products into a vapor form, free of combustion, additives and without denaturing.

"This strategic alliance brings an exciting new approach to the state, not only selling ultra premium product through Wisp Pods at their soon-to-launch retail stores, but also providing a statewide, wholesale distribution network for the Wisp System," said Saul Niddam, Chief Executive Officer at CannaKorp. "We're thrilled to be launching in the Arizona market with a strategic partner that shares our vision of providing a great experience through ground-breaking, easy to use technology," Mr. Niddam continued.

"We are thrilled to be announcing a new strategic partnership between Nabis and CannaKorp this week. The Wisp Vaporizing System will combine with our custom line of pods to create a unique home appliance cannabis experience," said Shay Shnet, CEO & Director of Nabis Holdings.  "This "thoughtful technology" used with our herbal blends offers choice, expertise and consistency in a new way.  In keeping with our mission to innovate and become a recognized leader in the industry we are excited to launch this new collaboration."

The Wisp System, which launched in Massachusetts in June of this year, is a home appliance that ensures the finest experience in converting natural botanical and beneficial herbal products into a vapor form, free from combustion, additives and without denaturing. The company's nationwide and global commercialization continues with Arizona following suit, and an eye towards serving global medical, wellness and adult-use markets.

About CannaKorp
CannaKorp, Inc. is a Massachusetts-based technology start-up company that is simplifying and improving the experience for consumers interested in vaporizing natural herbs. CannaKorp has developed the world's first pod-based, herbal vaporizer system, delivering unprecedented quality, convenience and consistency. The complete system includes the ground-breaking vaporizer device, the Wisp; single-use, precisely-measured pods containing pre-ground, lab tested botanical herbs called Wisp Pods; and a proprietary pod-filling process. CannaKorp, Inc. was founded on care and commitment to patients and consumers, and is guided by a philosophy of social and environmental responsibility. Uniquely positioned to address a significant and important market need, CannaKorp is currently seeking investors and partners who share its vision of bringing a revolutionary new approach to this rapidly expanding industry. www.cannakorp.com

About Nabis Holdings Inc.
Nabis Holdings is a Canadian investment issuer that invests in high quality cash flowing assets across multiple industries, including real property, securities, cryptocurrency, and all aspects of the U.S. and international cannabis sector. Led by two of the co-founders of MPX Bioceutical, one of the largest takeovers in the U.S. Cannabis space to date, the company has a proven track record in emerging markets to create significant shareholder value. The Company is focused on investing across the entire vertically integrated aspects of the space with a focus on revenue generation, EBITDA and growth. For more information, please visit https://www.nabisholdings.com/.

About Target Group Inc. (CBDY)
Target Group Inc. ("Target Group" or the "Company") is a progressive, diversified, and vertically integrated cannabis investment company. Target Group is curating an iconic brand portfolio, leveraging product diversification, innovation, and operational expertise to solidify long-term growth and stability. The Company owns and operates Canary Rx Inc, a final-stage Canadian cannabis license applicant, and CannaKorp, makers of the pod-based Wisp™ Vapor technology. Target Group is expanding its global operations to build an international network of manufacturing, distribution, and production operations.
www.targetgroupinc.ca

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

SOURCE Target Group Inc.

For further information: Rubin Schindermann, Chief Executive Officer, (647) 927 4644, rubin@targetgroupinc.ca